Exhibit 10.1

AMENDMENT NO. 2

TO

THE AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 to the Amended and Restated Credit Agreement (this “Amendment”) is made as of June 16, 2005, by and among STERIS CORPORATION, an Ohio corporation (“Borrower”), the lending institutions parties to the Credit Agreement, as hereinafter defined (“Lenders”), and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (“Agent”).

RECITALS:

A. Borrower, Agent and the Lenders are parties to the Amended and Restated Credit Agreement dated as of March 29, 2004 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”).

B. Borrower, Agent and the Lenders desire to further amend the Credit Agreement to modify certain provisions thereof.

C. Each capitalized term used herein shall be defined in accordance with the Credit Agreement.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable considerations, Borrower, Agent and the Lenders agree as follows:

1. Amendment to Applicable Facility Fee Rate. Section 1.01 of the Credit Agreement is hereby amended to delete the pricing matrix set forth in the definition of “Applicable Facility Fee Rate” and to insert in place thereof the following:

Leverage Ratio	Applicable Basis Points
Greater than or equal to 2.50 to 1.00	20.00
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	17.50
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	15.00
Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	12.50
Less than 1.00 to 1.00	10.00

2. Amendment to Applicable Margin. Section 1.01 of the Credit Agreement is hereby amended to delete the pricing matrix set forth in the definition of “Applicable Margin” and to insert in place thereof the following:

Leverage Ratio	Applicable Basis Points for Fixed Rate Loans and Swing Loans	Applicable Basis Points for Base Rate Loans
Greater than or equal to 2.50 to 1.00	80.00	0
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	70.00	0
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	60.00	0
Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	50.00	0
Less than 1.00 to 1.00	37.50	0

3. Amendment to Definitions. Section 1.01 of the Credit Agreement is hereby amended to delete the definitions “Commitment Period,” “Consideration,” “Permitted Foreign Subsidiary Loans and Investments” and “Swing Line Commitment” therefrom and to insert in place thereof the following:

“Commitment Period” means the period from the Closing Date to June 15, 2010, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

“Consideration” means, in connection with an Acquisition, the aggregate consideration paid, including the assumption of indebtedness for borrowed money, net of cash acquired.

“Permitted Foreign Subsidiary Loans and Investments” means (a) any investment by a Foreign Subsidiary in, or loan from a Foreign Subsidiary to, another Company (other than the Insurance Subsidiary or the Receivables Subsidiary), (b) any investment by a Domestic Company in a Foreign Subsidiary made in the ordinary course of business, (c) any loan from a Domestic Company to a Foreign Subsidiary made in the ordinary course of business, and (d) any Indebtedness of a Foreign Subsidiary owing to another Person (other than a Company) incurred in the ordinary course of business.

“Swing Line Commitment” means the commitment of Agent to make Swing Loans to Borrower up to the maximum aggregate amount at any time outstanding of $35,000,000 in accordance with the terms and conditions of the Swing Line.

4. Amendment to Merger and Asset Sale Covenant. Section 5.12(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(f) in addition to any sale, lease, transfer or other disposition permitted pursuant to subsections (b), (d) and (e) above, any Company (other than the Receivables Subsidiary) may sell (including any sale in connection with any sale-leaseback transaction), lease, transfer or otherwise dispose of any of its assets (in each case, an “Asset Disposition”) to any Person, so long as the aggregate book value of all such assets (as determined in accordance with GAAP) sold, leased, transferred or otherwise disposed of by all Companies in any fiscal year of Borrower does not exceed an amount equal to 15% of Consolidated Total Assets (for each such fiscal year, the “Basket Amount”) based upon the financial statements of Borrower for the most recently completed fiscal quarter; provided, however, that, to the extent that any Company reinvests (whether in one or more than one transaction) the amount of the proceeds (the “Asset Disposition Proceeds”) of any such Asset Disposition in the business of the Companies (including, but not limited to, Acquisitions made in compliance with Section 5.13 hereof) within 12 months of the consummation of such Asset Disposition, then, upon the reinvestment of such Asset Disposition Proceeds in accordance with this subsection (f), the Basket Amount for the fiscal year in which each such reinvestment occurs shall be increased by an amount equal to the amount of such Asset Disposition Proceeds so reinvested.

5. Replacement of Exhibits B and D. The Credit Agreement is hereby amended to delete Exhibit B and Exhibit D therefrom and to replace them with Exhibit B and Exhibit D attached hereto, respectively.

6. Conditions Precedent. The amendments set forth above shall become effective upon the satisfaction of the following conditions precedent:

(a) this Amendment has been executed by Borrower, Agent and the Lenders, and counterparts hereof as so executed shall have been delivered to Agent;

(b) Borrower has executed and delivered to Agent a new Swing Line Note in the form of Exhibit B attached to this Amendment (Agent hereby agrees that upon the delivery of such new Swing Line Note by Borrower to Agent, Agent shall return the Swing Line Note previously executed by Borrower on the Closing Date to Borrower);

(c) Borrower has paid to each Lender an amendment fee in an amount equal to 5 basis points times the amount of each such Lender’s Revolving Credit Commitment;

(d) Borrower has paid to Agent, for its sole benefit, the fees set forth in the Financing Proposal between Borrower and Agent and dated as of May 23, 2005; and

(e) each Guarantor of Payment has consented and agreed to and acknowledged the terms of this Amendment.

7. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower’s or any Subsidiary’s obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

8. Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

9. Waiver. Borrower and each Subsidiary, by signing below, hereby waives and releases Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

10. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

11. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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12. JURY TRIAL WAIVER. BORROWER, AGENT, THE LENDERS AND EACH GUARANTOR OF PAYMENT HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS, EACH GUARANTOR OF PAYMENT, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

STERIS CORPORATION

By:	/s/ William L. Aamoth
Name:	William L. Aamoth
Title:	Vice President and Corporate Treasurer

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ J. T. Taylor
Name:	J. T. Taylor
Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Roy D. Hasbrook
Name:	Roy D. Hasbrook
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Steven P. Sullivan
Name:	Steven P. Sullivan
Title:	Vice President

HARRIS, N.A.

By:	/s/ Mark W. Piekos
Name:	Mark W. Piekos
Title:	Director

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph G. Moran
Name:	Joseph G. Moran
Title:	Managing Director

NATIONAL CITY BANK

By:	/s/ Robert S. Coleman
Name:	Robert S. Coleman
Title:	Senior Vice President

THE BANK OF NEW YORK

By:	/s/ William M. Barnum
Name:	William M. Barnum
Title:	Vice President

US BANK NATIONAL ASSOCIATION

By:	/s/ David J. Dannemiller
Name:	David J. Dannemiller
Title:	Vice President

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned (collectively, the “Guarantors” and, individually, each a “Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of June 16, 2005 (the “Amendment”). Each Guarantor specifically acknowledges the terms of and consents to the waivers set forth in the Amendment. Each Guarantor further agrees that its obligations pursuant to the Guaranty of Payment that it executed in connection with the Amended and Restated Credit Agreement shall remain in full force and effect and be unaffected hereby.

Each Guarantor, by signing below, hereby waives and releases Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates, and subsidiaries from any and all claims, offsets, defenses, and counterclaims of which any of the Guarantors are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS, THE GUARANTORS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, this Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment.

AMERICAN STERILIZER COMPANY

HAUSTED, INC.

HTD HOLDING CORP.

ISOMEDIX INC.

ISOMEDIX OPERATIONS INC.

STERILTEK HOLDINGS, INC.

STERILTEK, INC.

STERIS EUROPE, INC.

STERIS INC.

STRATEGIC TECHNOLOGY ENTERPRISES, INC.

STERIS ISOMEDIX SERVICES, INC.

By:	/s/ William L. Aamoth
Name:	William L. Aamoth
Title:	Vice President and Treasurer of, and on behalf of, each of the above Guarantors

EXHIBIT B

SWING LINE NOTE

$35,000,000.00	Cleveland, Ohio
As of March 29, 2004

FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION, an Ohio corporation (“Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (“Lender”) at the Main Office of KEYBANK NATIONAL ASSOCIATION, Agent, 127 Public Square, Cleveland, Ohio 44114-1306, the principal sum of

THIRTY-FIVE MILLION                                                   AND 00/100 DOLLARS

or, if less, the aggregate unpaid principal amount of all Swing Loans (such term, together with each other capitalized term used herein and not defined herein, shall have the meanings ascribed to them in the Credit Agreement described below) made by Lender to Borrower pursuant to Section 2.02 of the Credit Agreement, in lawful money of the United States of America on the earlier of the last day of the Commitment Period or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto. As used herein, “Credit Agreement” means the Amended and Restated Credit Agreement dated as of March 29, 2004, among Borrower, the lending institutions named therein and KeyBank National Association, as Agent, as amended and as the same may from time to time be further amended, restated or otherwise modified.

Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.04 of the Credit Agreement. Such interest shall be payable on each date provided for in Section 2.04; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

The principal sum hereof from time to time and the payments of principal and interest thereon of either hereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower’s obligations under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

STERIS CORPORATION

By:
Name:
Title:

2

EXHIBIT D

COMPLIANCE CERTIFICATE

For Fiscal Quarter ended

THE UNDERSIGNED HEREBY CERTIFY THAT:

(1) I am a duly elected Financial Officer of STERIS CORPORATION, an Ohio corporation (“Borrower”);

(2) I am familiar with the terms of that certain Amended and Restated Credit Agreement, dated as of March 29, 2004, among the undersigned, the Lenders, as defined in the Credit Agreement, and KeyBank National Association, as Agent (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

(3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

(4) Borrower hereby represents that the representations and warranties made by Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and

(5) Set forth on Attachment I hereto are calculations of the covenants set forth in Section 5.07 of the Credit Agreement, which calculations show compliance with the terms thereof.

IN WITNESS WHEREOF, I have signed this certificate the      day of             , 20    .

STERIS CORPORATION

By:
Name:
Title: